EXHIBIT 10.2


                                                                  Execution Copy
                                                                  --------------

                                                               November 10, 2006

                                                        PLAN SUPPORT AGREEMENT

         WHEREAS, SeraCare Life Sciences, Inc. (as debtor and debtor-in-possession, the "Debtor") commenced a voluntary case under chapter 11 of the Bankruptcy Code on March 22, 2006 (the "Bankruptcy Case");

         WHEREAS, Harbinger Capital Partners Master Fund I, L.P., Harbinger Capital Partners Special Situations Fund L.P. (collectively, "Harbinger"), Blackhorse Capital Advisors LLC ("Blackhorse") and certain funds and accounts collectively known as The Wolfson Group are the members of an ad hoc committee of equityholders (the "Ad Hoc Committee"), and collectively hold over 30% of the outstanding common shares of the Debtor;

         WHEREAS, exclusivity has been terminated in the Bankruptcy Case, and the Ad Hoc Committee is prepared to file and seek confirmation of a plan of reorganization that the Debtor would possibly oppose;

         WHEREAS, the Debtor has filed a motion seeking approval of a financing (Docket No. 668, the "Financing Motion") that the Ad Hoc Committee opposes, and the Ad Hoc Committee has filed an Objection to the Financing Motion;

         WHEREAS, in connection with the Financing Motion, the Debtor would likely file and seek confirmation of a plan of reorganization that the Ad Hoc Committee would oppose;

         WHEREAS, the Debtor and the Ad Hoc Committee also have other disputes;

         WHEREAS, a securities-fraud class-action relating to the Debtor is pending against various parties, including the current directors of the Debtor, styled In re SeraCare Life Sciences, Inc. Securities Litigation, S.D. Cal. 05-CV-2335 (the "10b5 Class Action"), and the plaintiffs in such action have filed a class proof of claim in the Bankruptcy Case (the "Class Action Class 6 Claim");

         WHEREAS, the Debtor and the Ad Hoc Committee have determined to settle their disputes regarding the reorganization of the Debtor and many of their other disputes, by filing and seeking confirmation of a joint plan of reorganization, substantially in the form attached hereto as Exhibit A (the "Joint Plan"), and committing to consent to settlements with various other parties in interest on certain terms;

         NOW THEREFORE, the Debtor and the undersigned members of the Ad Hoc Committee, for good and valuable consideration, hereby agree as follows:

         1. Withdrawal of Financing Motion. The Debtor shall immediately file and prosecute a motion (the "Plan Procedures Motion") seeking Bankruptcy Court entry of an order in the form attached hereto as Exhibit B (the "Plan

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Procedures Order") that: (i) pursuant to Bankruptcy Rule 7041, approves withdrawal of the Financing Motion and no further performance by the Debtor of any obligations to Allegiant (including payment of any breakup fee or substantial contribution claim, except that Allegiant's rights, if any, under a minute order of the court regarding payment of $100,000 legal fees and $35,000 of due diligence expenses, with all parties in interest retaining their rights regarding such amounts), (ii) vacates the existing scheduling order with respect to the Financing Motion, and (iii) approves, and authorizes and directs the Debtor to perform, the provisions of this Agreement. The Debtor shall seek an order shortening time seeking to have the Plan Procedures Motion heard on the current hearing date of November 20, 2006, or as soon thereafter as the motion may be heard. The Ad Hoc Committee shall support the Plan Procedures Motion. All other covenants in this Agreement shall be subject to the entry of the Plan Procedures Order.

         2. Rights Offering Backstop Commitment. Contemporaneously herewith, certain members of the Ad Hoc Committee (the "Backstop Purchasers") are delivering to the Debtor: (i) irrevocable commitment letters with an aggregate commitment of $20 million of funding for the rights offering to be consummated via the Joint Plan and (ii) certification that the Backstop Purchasers have the ability to financially perform such commitments. The commitment letters may be rescinded if the Bankruptcy Court does not make a ruling approving the Plan Procedures Motion prior to November 21, 2006.

         3. Option for Purchase of Bank Debt. For the sole benefit of the Debtor the Backstop Purchasers hereby also agree, upon written request of the Debtor, that they will (i) purchase the existing bank debt of the Debtor at par, on an as-is, where-is basis (with each Backstop Purchaser acquiring a share set forth in the commitment letter described in paragraph 2) and replace the agent and collateral agent, if the Debtor provides express written consent to such purchase and to the replacement of the agents with one or more affiliates of the Backstop Purchasers (it being understood that such agents would not be commercial banks), (ii) consent, following the consummation of such purchase and until June 30, 2007, to the Debtor's use of collateral and cash collateral without requiring a budget or any interim payments of interest, principal or fees, and no other adequate protection except the existing replacement liens and liens on the proceeds of any collateral sold outside the ordinary course of business and (iii) in the event of such purchase, not demand the payment of any default interest (from and after the Petition Date), so long as all other interest, principal and accrued fees and expenses are paid by the Debtor.

         4. Fees and Expenses of Ad Hoc Committee. In consideration of, among other things, the agreements of the Backstop Purchasers set forth in paragraphs 2 and 3, and also pursuant to Bankruptcy Code section 503(b)(3) and
(b)(4), the Debtor hereby agrees to pay, without further motion or order (except the entry of the Plan Procedures Order), the fees and expenses of the Ad Hoc Committee incurred to date in the bankruptcy case, and the fees and expenses of the Ad Hoc Committee until the earlier of the termination of this Agreement and the effective date of the Joint Plan, which shall be payable immediately upon the earlier of (i) the entry of any order confirming any plan of reorganization in the Bankruptcy Case, whether the Joint Plan or any other plan sponsored by any other person, (ii) conversion or dismissal of the Bankruptcy Case and (iii) any termination of this Agreement other than for material breach by the Ad Hoc Committee or under clause 9(f); provided, however, that in the event of a material breach of this Agreement by the Ad Hoc Committee prior to any of the

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foregoing events, no such fees shall not be payable except on further motion of the Ad Hoc Committee, with the Debtor and all parties in interest retaining their rights to object to such motion.

         5. Support of Joint Plan. Each of the undersigned hereby agrees to use commercially reasonable efforts to (i) file and prosecute a motion seeking approval of the disclosure statement (the "Joint Disclosure Statement") attached hereto as Exhibit C, and voting procedures and other ancillary relief regarding the voting process and to schedule a hearing on confirmation of the Joint Plan and (ii) seek confirmation of the Joint Plan. Until termination of the Agreement, the Ad Hoc Committee shall not support or propose any other plan of reorganization other than the Joint Plan. The Debtor agrees to provide a written report to counsel to the Ad Hoc Committee not later than 25 days after the end of the month, reporting the Debtor's EBITDA (excluding the GCI business) for the prior month.

         6.       No Other Debtor Plan.
                  --------------------

                  a. In light of the fact that exclusivity has been terminated and any party in interest may file and seek confirmation of a plan of reorganization, the Debtor shall not file, or seek confirmation of, or be the proponent or co-proponent of, any other plan of reorganization in the bankruptcy case other than the Joint Plan, and shall not assist any other party in prosecuting confirmation of any plan of reorganization; provided, however, that the Debtor shall be permitted to provide due diligence materials to other persons seeking to file plans of reorganization, so long as the Debtor (i) promptly alerts the Ad Hoc Committee of the requests and provision of such information, and (ii) contemporaneously provides the same information to the Ad Hoc Committee.

                  b. This paragraph 6 is a material part of the settlement of disputes in this Agreement (including the Ad Hoc Committee's agreement to proceed with the Joint
                           Plan), and the Ad Hoc Committee is agreeing to support the Joint Plan specifically in reliance on the Debtor's agreement not to file any other plan, based on the cases of In re Palmer, 134 B.R. 472 (Bankr. D. Conn. 1991); In re Lenox, 902 F. 2d 737 (9th Cir. 1990); and In re Allen, 300 F. 3d 1055 (9th Cir. 2002).

                  c. The Debtor's obligations in this paragraph 6 shall survive termination of this Agreement, so long as the Ad Hoc Committee did not materially breach this Agreement prior to its termination and the Ad Hoc Committee is pursuing the confirmation of a plan of reorganization (i) that pays all general nonsubordinated unsecured creditors in full, in cash, with interest on the Effective Date of such plan (or, with respect to any disputed claim, forthwith after such claim is allowed), (ii) but which may otherwise be on terms different from the Joint Plan with respect to (A) any provision of the Joint Plan that the Bankruptcy Court has affirmatively indicated it would not approve and (B) any price adjustments set forth in paragraph 10.

         7. D&O Insurance. The Ad Hoc Committee agrees that, after (i) entry of the Plan Procedures Order and (ii) receipt of a written consent from all the current members of the Debtor's special board committee and any present and former directors and officers of the Debtor who have taken a position with respect to the pending motion for lift-stay with respect to the Debtor's directors and officers insurance, that the Ad Hoc Committee shall consent to the pending motion to lift the stay with respect to the directors and officers insurance. The written consent of the directors and officers shall consent to immediate payment to the Debtor from such insurance of all amounts paid and/or accrued as of the date of this Agreement by the Debtor in connection with the defense (whether for the Debtor or present or former directors and officers) of the 10b5 Class Action, the Class Action Class 6B Claim and the Government Investigations.

         8.       Agreements Regarding Future Litigation.
                  --------------------------------------

                  a. The Debtor and the Ad Hoc Committee shall jointly prosecute a motion to estimate the Class Action Class 6B Claim.

                  b. The Ad Hoc Committee shall use commercially reasonable efforts to prosecute a motion to disallow, under Bankruptcy Code Section 502(e) (and on any other grounds that the Ad Hoc Committee deems appropriate, after consultation with the Debtor), one or more (at the election of the Ad Hoc Committee) of the indemnification, reimbursement and contribution claims that would otherwise be Class 6B Claims.

         9. Termination. This Agreement shall terminate, upon notice given by any party to this Agreement:

                  a. If the bankruptcy case is dismissed or converted, or there is appointment of a trustee or examiner with expanded powers;

                  b. If the Bankruptcy Court does not make a ruling approving the Joint Disclosure Statement on or before December 31, 2006;

                  c. If the Bankruptcy Court does not enter an order confirming the Joint Plan on or before May 31, 2007;

                  d. If the Effective Date of the Joint Plan has not occurred on or before June 30, 2007;

                  e. If the EBITDA of the Debtor for the trailing 6 months is less than $1.5 million (excluding the GCI business and nonrecurring charges) measured in any month beginning with February 2007, unless the Joint Plan has been confirmed by February 28, 2007 and the Effective Date has occurred by March 31, 2007; and

                  f. Any material breach of this Agreement by the Debtor or the Ad Hoc Committee (notice may only be given by nonbreaching party).

In the case of a termination, there shall be no liability of either party, except that in all cases except a material breach by the Ad Hoc Committee, the Debtor shall continue to be obligated to comply with paragraph 6.

         10. Certain Price Adjustments. For each semi-monthly period (ending either on the 15th day or the last day of each month) after February 28, 2007 until the Joint Plan is confirmed, the Subscription Price in the Rights Offering shall be reduced by $0.25/share. For each 15-day period after the 30th day after the Bankruptcy Court rules in favor of confirming the Joint Plan, until the Effective Date of the Joint Plan, the Subscription Price in the Rights Offering shall be reduced by $0.25/share; provided that there shall be no adjustment pursuant to this sentence so long as the Effective Date of the Joint Plan occurs on or prior to March 31, 2007 corresponding adjustments shall be made to the number of shares in the offering to maintain the total financing amount.


                               [signatures follow]

                  SERACARE LIFE SCIENCES, INC.

                  By: /s/ SUSAN L. N. VOGT
                      ------------------------------------------
                      Name:  Susan L.N. Vogt
                      Title: President & Chief Executive Officer


                  HARBINGER CAPITAL PARTNERS MASTER FUND I, Ltd.
                  By: Harbinger Capital Partners Offshore Manager, L.L.C.
                  By: HMC Investors, L.L.C., Managing Member

                  By: /s/ PHILIP A. FALCONE
                      ------------------------------------------
                      Name:  Philip A. Falcone
                      Title: Vice President

                      Shares: 2,829,258
                              ----------------


                  HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
                  By: Harbinger Capital Partners Special Situations GP, LLC
                  By: HMC - New York, Inc., Managing Member

                  By: /s/ PHILIP A. FALCONE
                      ------------------------------------------
                      Name:  Philip A. Falcone
                      Title: Vice President

                      Shares: 137,800
                              ----------------


                  BLACK HORSE CAPITAL L.P.
                  By: Black Horse Capital Management LLC

                  By: /s/ DALE B. CHAPPELL
                      ------------------------------------------
                      Name:  Dale B. Chappell
                      Title: Managing Member

                      Shares: 673,957
                              ---------------


                  BLACK HORSE CAPITAL (QP) LP
                  By: Black Horse Capital Management LLC

                  By: /s/ Dale B. Chappell
                      ------------------------------------------
                      Name:  Dale B. Chappell
                      Title: Managing Member

                      Shares: 205,653
                              ---------------

                  BLACK HORSE CAPITAL OFFSHORE LTD.
                  By: Black Horse Capital Advisors LLC

                  By: /s/ DALE B. CHAPPELL
                      ------------------------------------------
                      Name:  Dale B. Chappell
                      Title: Managing Member

                      Shares: 162,240
                              ---------------


                  CHESED CONGREGATIONS OF AMERICA

                  By: /s/ ANDREW WOLFSON
                      ------------------------------------------
                      Name:  Andrew Wolfson
                      Title: V.P. & Treasurer

                      Shares: 161,260
                              ---------------